UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2026

TERRA PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40496	81-0963486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th Floor

New York New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.00% Notes due 2026	TPTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 – Results of Operations and Financial Condition

On January 9, 2026, Terra Property Trust, Inc. (the “Company”) furnished the following information regarding certain preliminary financial and operating information for the quarter and year ended December 31, 2025.

Anticipating and responding to the challenges facing commercial real estate in the higher interest rate environment, over time the Company evolved its financing strategy to deploy more conservative amounts of leverage relative to the mortgage REIT sector.

•	The Company has significantly reduced debt over the last twelve quarters from outstanding debt of $439 million as of December 31, 2022 to total estimated debt of $186 million as of December 31, 2025.
•	In November 2025, the Company had $28.9 million in promissory notes outstanding. On November 7, 2025, the Company’s loan position on a multifamily building was refinanced by the borrower, resulting in proceeds of $39.0 million. These proceeds were used to repay the full outstanding balance of the promissory notes.
•	As of December 31, 2025, the Company had $33.0 million of cash and cash equivalents.
•	As of December 31, 2025, the Company expects to attain an estimated debt-to-equity ratio of 1.15 – 1.25x. On a net debt-to-equity basis, the Company expects to attain an estimated ratio of 0.95 – 1.05x.

The Company’s consolidated financial statements as of and for the period ended December 31, 2025 are not yet available. The results and projections set forth above are preliminary and subject to the Company’s detailed period-end closing procedures. The information presented above reflects the Company’s preliminary estimates as of and for the period ended December 31, 2025 subject to the completion of the Company’s financial closing procedures and any adjustments that will result from the completion of the review of the Company’s consolidated financial statements. No assurances can be given that any preliminary estimates or trends shown as of or for period ending on December 31, 2025 will continue for any future period. These preliminary estimates may change, and those changes may be material. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements for the period when they are completed and publicly disclosed. The Company’s expectations with respect to the unaudited results for the periods discussed above are based on management estimates. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.

The information furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 7.01 Regulation FD Disclosure

The information set forth under Item 2.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 7.01.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: January 9, 2026	By:	/s/ Gregory Pinkus
	Name:	Gregory Pinkus
	Title:	Chief Financial Officer